As filed with the Securities and Exchange Commission on November 21, 2012
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              IN MEDIA CORPORATION
             (Exact name of registrant as specified in its charter)

                Nevada                                           20-8644177
        (State or jurisdiction of                             (I.R.S. Employer
      incorporation or organization)                         Identification No.)

4920 El Camino Real, Suite 100, Los Altos, CA                      94022
  (Address of principal executive offices)                       (Zip Code)

        Registrant's telephone number, including area code: (407) 849-9499

                   2010 AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full title of the plan)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                  Nitin Karnik
                              IN Media Corporation
                         4920 El Camino Real, Suite 100,
                               Los Altos, CA 94022

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b- 2 of the Exchange Act.

Large accelerated filer [ ]                       Accelerated filer [ ]
Non-accelerated filer [ ]                         Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
Title of Each Class                         Proposed Maximum      Proposed Maximum
  of Securities           Amount to Be       Offering Price           Aggregate             Amount of
 to be Registered          Registered           per Share          Offering Price       Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock, $0.001
  par value                2,500,000(1)          $0.245(2)           $612,500(2)            $83.54(2)
========================================================================================================

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(1)  Represents shares reserved for issuance under the small business issuer's
     2010 Amended and Restated Stock Option Plan of IN Media Corporation
(2) The price is estimated in accordance with Rule 457 (c) and 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the high ($0.25) and low ($0.24) prices reported on the over-the-counter bulletin board on November 19, 2012.
================================================================================

                             INTRODUCTORY STATEMENT

This registration statement on Form S-8 registers 2,500,000 common shares of IN Media Corporation (the "Registrant") that may be issued pursuant to the exercise of stock options granted under the Amended and Restated 2010 Stock Option Plan of the Registrant (the "Plan"). The Registrant has previously filed a registration statement on Form S-8 to register 2,000,000 common shares of the Registrant reserved for issuance under the Plan.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement will also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the "2010 Stock Amended and Restated Option Plan of IN Media Corporation" by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the small business issuer's receipt of consideration which results in an increase in the number of the outstanding shares of the small business issuer's common stock.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed with the United States Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

     (a) The Registrant's Registration Statement on Form S-8 filed June 18, 2010 (File No. 333-167621);

     (b) The Registrant's annual report for the fiscal year ended December 31, 2011, filed with the Commission on March 21, 2012, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act of 1934").

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's annual report incorporated by reference herein pursuant to (a) above.

     (d) The description of the Registrant's common shares contained in the Registrant's registration statement on Form 8-A, filed with the Commission on February 8, 2005 under Section 12 of the Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the shares of common stock offered hereby will be passed upon by Jill Arlene Robbins, Surfside, Florida, outside counsel to the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in said Act and will be governed by the final adjudication of such issue.

See also Registrant's undertakings in Section 9 of this Registration Statement.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

3.1      Articles of Incorporation (1)
3.2      Bylaws of the Corporation (1)
5.1      Opinion of Jill Arlene Robbins(3)
10.1     2010 Stock Option Plan(2)
10.2     Amended and Restated 2010 Stock Option Plan.(3)
23.1 Consent of George Stewart CPA, Independent Registered Public Accounting Firm.(3)
23.2     Consent of Jill Arlene Robbins (included in Exhibit 5.1).(3)
24.1 Power of Attorney (included as part of the signature page to this Registration Statement).(3)

----------
(1) Incorporated by reference to the Company's filing on Form SB-2, filed with the Securities and Commission on September 24, 2007.
(2) Incorporated by reference to the Company's filing on Form S-8, filed with the Securities and Commission June 18, 2010 (File No. 333-167621).
(3)  Filed herein.

ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              PROVIDED, HOWEVER, That paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(g) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 21, 2012.

IN Media Corporation


By: /s/ Nitin Karnik
    ------------------------------------
    Nitin Karnik
    Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Nitin Karnik, his true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Name                                    Title                         Date
----                                    -----                         ----


/s/ Nitin Karnik                 Chief Executive Officer       November 21, 2012
-----------------------------
Nitin Karnik


/s/ Simon P. Westbrook           Chief Financial Officer       November 21, 2012
-----------------------------
Simon P. Westbrook


/s/ Danny Mabey                  Director                      November 21, 2012
-----------------------------
Danny Mabey

                                 EXHIBIT INDEX

Exhibit No.                         Exhibit
-----------                         -------

5.1           Opinion of Jill Arlene Robbins

10.2          Amended and Restated 2010 Stock Option Plan.

23.1          Consent of George Stewart CPA, Independent Registered Public
              Accounting Firm.

23.2          Consent of Jill Arlene Robbins (included in Exhibit 5.1).

24.1          Power of Attorney (set forth on the signature page)